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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mattel, Inc. of our report dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) relating to the consolidated financial statements of Tyco Toys, Inc. and subsidiaries, not presented separately herein, appearing in Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
--------------------------------
Philadelphia, Pennsylvania
May 20, 1999